Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2015, relating to the financial statements of Virtu Financial, Inc., included in Registration Statement No. 333-194473.

/s/Deloitte & Touche LLP

New York, NY

April 17, 2015